                                                                     EXHIBIT 8.2


                        [JENKENS & GILCHRIST LETTERHEAD]

                                 June 16, 1998


FelCor Suite Hotels, Inc.
545 E. John Carpenter Freeway, Suite 1300
Irving, Texas 75062

Ladies and Gentlemen:

         We have acted as counsel to FelCor Suite Hotels, Inc., a Maryland corporation ("FelCor"), in connection with the proposed merger (the "Merger") of Bristol Hotel Company, a Delaware corporation ("Bristol"), with and into FelCor and the registration of 31,133,057 shares of the common stock of FelCor ("FelCor Common Shares") that may be issued pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated March 23, 1998, all as described in the Form S-4 registration statement filed with the Securities and Exchange Commission (the "Commission") on April 20, 1998 (as thereafter amended from time to time and together with all exhibits thereto, the "Registration Statement"). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

         Set forth below are our opinions and the assumptions and documents upon which we have relied in rendering our opinions.

         A.       Documents Reviewed

         In connection with the opinions rendered below, we have reviewed and relied upon the following documents:

                  1.       the Registration Statement,

                  2.       the Merger Agreement,

                  3.       the Spin-Off Agreement,


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FelCor Suite Hotels, Inc.
June 16, 1998
Page 2




                  4. the Certificates of Bristol and FelCor attached hereto as Exhibit "A" and Exhibit "B," respectively (collectively, the "Certificates"), and

                  5. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

         B.       Assumptions

         In connection with the opinions rendered below, we have assumed:

                  1. that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents.

                  2. that the Merger and the other transactions specified in the Registration Statement to be effected on or prior to the Closing Date will be consummated as contemplated in the Registration Statement and without waiver of any material provision thereof.

         C.       Opinions

         Based solely upon the documents and assumptions set forth above, and conditioned upon the initial and continuing accuracy of the factual representations set forth in the Certificates as of the date hereof and as of the date of the Effective Time of the Merger, it is our opinion that:

                  (a) the Merger will be a reorganization within the meaning of section 368(a)(1)(A) of the Code; and

                  (b) the descriptions of the law and the legal conclusions contained in the Registration Statement under the caption "Federal Income Tax Considerations - The Merger, the Spin-Off and the Post-Merger E&P Dividend" are correct in all material respects and that the discussion thereunder represents an accurate summary of the United States federal income tax

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FelCor Suite Hotels, Inc.
June 16, 1998
Page 3



consequences of the Merger, the Spin-Off and the Post-Merger E&P Dividend that are material to FelCor and the shareholders of FelCor.

         D.       Limitations

                  1. Except as otherwise indicated, the opinions contained in this letter are based upon the Code and its legislative history, the Treasury regulations promulgated thereunder (the "Regulations"), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

                  2. The opinions expressed herein represent counsel's best legal judgment and are not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Certificates. To the extent that any of the factual representations provided to us in the Certificates is with respect to matters set forth in the Code or the Regulations, we have reviewed with the individuals making such factual representations the relevant portions of the Code and the applicable Regulations and are reasonably satisfied that such individuals understand such provisions and are capable of making such factual representations. We have made no independent investigation of the facts contained in the documents and assumptions set forth above, the factual representations set forth in the Certificates or the Registration Statement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations (whether made by any or all of Bristol or FelCor) could adversely affect the opinions stated herein.



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FelCor Suite Hotels, Inc.
June 16, 1998
Page 4




                  3. We are expressing opinions only as to those matters expressly set forth in Section C above. No opinion should be inferred as to any other matters. This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

                  4. This opinion letter is issued for your benefit and the shareholders of FelCor and no other person or entity may rely hereon without our express written consent. This opinion letter may be filed as an exhibit to the Registration Statement. Furthermore, we consent to the reference to Jenkens & Gilchrist, a Professional Corporation, under the captions "Legal Matters" and "Federal Income Tax Considerations - The Merger, the Spin-Off and the Post-Merger E&P Dividend." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,

                                                     JENKENS & GILCHRIST,
                                                     a Professional Corporation



                                                     By: /s/ William P. Bowers
                                                        ------------------------
                                                         William P. Bowers,
                                                           Authorized Signatory

                                                                     EXHIBIT "A"



                           BRISTOL TAX REPRESENTATIONS
          Officer's Certificate Relating to Federal Income Tax Opinion


         On behalf of Bristol Hotel Company, a Delaware corporation ("Bristol"), I hereby certify that all the information set forth below is (to the best of my knowledge and belief) true, correct, and complete as of the date hereof and will continue to be true and correct as of the Effective Time of the Merger. To make this certification, I have made such inquiries as to matters of fact and intent as I have considered necessary to verify information not within my personal knowledge. I understand that Jenkens & Gilchrist and Jones, Day, Reavis & Pogue will rely on this certification in rendering their respective opinions (the "Federal Income Tax Opinion") regarding the federal income tax consequences of the proposed statutory merger (the "Merger") of Bristol into FelCor Suite Hotels, Inc., a Maryland corporation ("FelCor") pursuant to the Agreement and Plan of Merger dated March 23, 1998, between Bristol and FelCor (the "Merger Agreement"). Capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

1. The fair market value of the FelCor common stock (including any fractional share interest) received by a Bristol stockholder in exchange for Bristol common stock in the Merger will be approximately equal to the fair market value of the Bristol common stock surrendered in the exchange.

2. None of the compensation received by any stockholder-employee of Bristol will be separate compensation for, or allocable to, any shares of Bristol common stock; none of the FelCor common stock received by any stockholder-employee of Bristol will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employee of Bristol will be for services actually rendered or pursuant to existing employment agreements and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

3.       The terms of the advances made by FelCor to Bristol pursuant to section
         5.14 of the Merger Agreement (the "Bristol Advances") are commercially reasonable.

4. The Bristol Advances will be treated as debt for federal income tax purposes and for all non-tax purposes, including regulatory, rating agency, or financial accounting purposes.

5. Except for the Bristol Advances, there is no indebtedness existing between (a) Bristol or any subsidiary of Bristol, on the one hand, and
         (b) FelCor, FelCor Operating Partnership ("FelCor OP"), or any subsidiary of the foregoing on the other hand.

6. Bristol and Bristol's stockholders have each separately paid or will separately pay their respective expenses, if any, incurred in connection with the Merger.

7. The payment of cash in lieu of fractional shares of FelCor common stock is solely for the purpose of avoiding the expense and inconvenience to FelCor of issuing fractional shares



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         and does not represent separately bargained-for consideration.

8. In consideration of or as part of the Merger, Bristol has not sold, transferred or otherwise disposed of any assets, other than pursuant to the Merger Agreement and the Spin-Off Agreement or pursuant to transactions in the ordinary course of its trade or business, that would prevent FelCor or members of its qualified group (within the meaning of Treasury Regulation Section 1.368-1(d)(4)(ii)) from continuing the historic business of Bristol or using a significant portion of Bristol's historic business assets in a business after the Merger.

9. Prior to and in connection with the Merger, no outstanding Bristol common stock has been (i) redeemed by Bristol, (ii) acquired by a "related person" of Bristol (within the meaning of Treasury Regulation
         Section 1.368-1(e)(3)) for consideration other than FelCor common stock or Bristol common stock, or (iii) other than as set forth in the Merger Agreement and the Spin-Off Agreement, the subject of any extraordinary distribution by Bristol (within the meaning of Treasury Regulation
         Section 1.368-1T(e)(1)(ii)).

10. The liabilities of Bristol, the liabilities of any wholly-owned subsidiary of Bristol, and the liabilities to which the assets of Bristol or any wholly-owned subsidiary of Bristol are subject were incurred in the ordinary course of business.

11. Neither FelCor nor any "related person" of FelCor (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) has transferred or will transfer cash or other property to Bristol or any subsidiary of Bristol in anticipation of the Merger or, except for the Bristol Advances, has made or will make any loan to Bristol or any subsidiary of Bristol in anticipation of the Merger.

12. On the effective date of the Merger, the fair market value of the assets of Bristol transferred to FelCor will exceed the sum of Bristol's liabilities assumed by FelCor plus (without duplication) the amount of liabilities, if any, to which the transferred assets are subject.

13. Bristol is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

14. Bristol is not an "investment company" within the meaning of section 368(a)(2)(F)(iii) or (iv) of the Code.

15. The Merger is not occurring pursuant to an agreement that was binding on or before January 28, 1998.

16. Bristol has the independent financial capability to fund and is not dependent upon Felcor, Felcor OP, or any subsidiary thereof to make the payments referenced in paragraph 17 below.



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17.      The following payments will be made solely from funds of Bristol and will not be made from funds provided, directly or indirectly prior to the Merger, by FelCor, FelCor OP, or any subsidiary of FelCor or FelCor
         OP: (a) any cash transferred to the Management Group in connection with the Spin-Off, and (b) any amount paid for any other liability of Bristol fixed by or created pursuant to the Merger Agreement or the Spin-Off Agreement.

18. The terms of the New Leases (as defined in the Spin-Off Agreement) are commercially reasonable and were the result of arm's length negotiations.

19. The fair market value of the BHR Common Shares at the Spin-Off Time will not be materially in excess of the amount specified in section 3.11(d) of the Merger Agreement.


                                  BRISTOL HOTEL COMPANY


                                  By: /s/ JOEL M. EASTMAN
                                     -------------------------------------------
                                  Name: Joel M. Eastman
                                       -----------------------------------------
                                  Its: Vice President
                                      ------------------------------------------
                                  Date: 5/28, 1998
                                       -----

                                                                     EXHIBIT "B"


                           FELCOR TAX REPRESENTATIONS
          OFFICER'S CERTIFICATE RELATING TO FEDERAL INCOME TAX OPINION


         On behalf of FelCor Suite Hotels, Inc., a Maryland corporation ("FelCor"), I hereby certify that all the information set forth below is (to the best of my knowledge and belief) true, correct, and complete as of the date hereof and will continue to be true and correct as of the Effective Time of the Merger. To make this certification, I have made such inquiries as to matters of fact and intent as I have considered necessary to verify information not within my personal knowledge. I understand that Jenkens & Gilchrist and Jones, Day, Reavis and Pogue will rely on this certification in rendering their respective opinions (the "Federal Income Tax Opinion") regarding the federal income tax consequences of the proposed statutory merger (the "Merger") of Bristol Hotel Company, a Delaware corporation ("Bristol"), into FelCor pursuant to the Agreement and Plan of Merger dated March 23, 1998, between Bristol and FelCor (the "Merger Agreement"). Capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

1. The fair market value of the FelCor common stock (including any fractional share interest) received by a Bristol stockholder in exchange for Bristol common stock in the Merger will be approximately equal to the fair market value of the Bristol common stock surrendered in the exchange.

2. None of the compensation received by any stockholder-employee of Bristol will be separate compensation for, or allocable to, any shares of Bristol common stock; none of the FelCor common stock received by any stockholder-employee of Bristol will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employee of Bristol will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

3. The payment of cash in lieu of fractional shares of FelCor common stock is solely for the purpose of avoiding the expense and inconvenience to FelCor of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Bristol stockholders in lieu of fractional shares of FelCor common stock will not exceed one percent of the total consideration that will be issued in the Merger to Bristol stockholders in exchange for their Bristol common stock.

4. Neither FelCor nor any "related person" of FelCor (as such term is defined by Treasury Regulation Section 1.368-1(e)(3)) has any current plan or intention to repurchase or redeem any of the FelCor common stock to be issued to the Bristol stockholders in connection with the Merger or make any extraordinary distribution (within the meaning of Treasury Regulation Section 1.368-1T(e)) with respect to such stock.

5. Following the Merger, the historic business of Bristol will be continued, or a significant portion of Bristol's historic business assets will be used in a business, by (i) FelCor, (ii) a corporation within FelCor's "qualified group" (within the meaning of Treasury Regulation Section 1.368-1(d)(4)(ii)), or (iii) a partnership described in Treasury Regulation Section 1.368-1(d)(4)(iii).

6.       The terms of the advances made by FelCor to Bristol pursuant to section
         5.14 of the Merger Agreement (the "Bristol Advances") are commercially reasonable.

7. The Bristol Advances will be treated as debt for federal income tax purposes and for all non-tax purposes, including regulatory, rating agency, or financial accounting purposes.

8. Except for the Bristol Advances, there is no indebtedness existing between (a) Bristol or any subsidiary of Bristol, on the one hand, and
         (b) FelCor, FelCor Operating Partnership ("FelCor OP"), or any subsidiary of the foregoing on the other hand.

9. Neither FelCor nor any "related person" of FelCor (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) has transferred or will transfer cash or other property to Bristol or any subsidiary of Bristol in anticipation of the Merger or, except for the Bristol Advances, has made or will make any loan to Bristol or any subsidiary of Bristol in anticipation of the Merger.

10. On the effective date of the Merger, the fair market value of the assets of Bristol transferred to FelCor will exceed the sum of Bristol's liabilities assumed by FelCor plus the amount of any liabilities, without duplication, to which the transferred assets are subject.

11. FelCor has no plan or intention to sell or otherwise dispose of any of the assets of Bristol following the Merger, other than dispositions made in the ordinary course of its trade or business or transfers of assets to a corporation within FelCor's "qualified group" (within the meaning of Treasury Regulation Section 1.368-1(d)(4)(ii)) or a partnership described in Treasury Regulation Section 1.368-1(d)(4)(iii).

12. FelCor and its stockholders have each separately paid or will separately pay their respective expenses, if any, incurred in connection with the Merger and will not pay any of the expenses of Bristol or Bristol's stockholders, if any, incurred in connection with the Merger.

13. Neither FelCor nor any "related person" of FelCor (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) has acquired, nor will it acquire, any shares of Bristol common stock within the five years preceding the Merger.

14. FelCor is not an "investment company" within the meaning of section 368(a)(2)(F)(iii) or (iv) of the Code, other than as a result of being a real estate investment trust.

15. The Merger is not occurring pursuant to an agreement that was binding on or before January 28, 1998.

16. FelCor will make an election pursuant to IRS Notice 88-19 to be subject to the rules of section 1374 of the Code in connection with the Merger.

17. The following payments will be made solely from funds of Bristol and will not be made from funds provided, directly or indirectly prior to the Merger, by FelCor, FelCor OP, or any subsidiary of FelCor or FelCor
         OP: (a) any cash transferred to the Management Group in connection with the Spin-Off, and (b) any amount paid for any other liability of Bristol fixed by or created pursuant to the Merger Agreement or the Spin-Off Agreement.

18. The terms of the Lease Agreement and the Management Agreement are commercially reasonable and were the result of arm's length negotiations.


                                  FELCOR SUITE HOTELS, INC.

                                  By: /s/ LAWRENCE D. ROBINSON
                                     -------------------------------------------
                                  Name: Lawrence D. Robinson
                                       -----------------------------------------
                                  Its: Senior Vice President
                                      ------------------------------------------
                                  Date: May 28, 1998
                                       -------